UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 28, 2013 (June 25, 2013)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, Hyperdynamics Corporation (the “Company”)  appointed Paolo Amoruso, age 42, as Corporate Secretary.  From June 2010, to July 2011, Mr. Amoruso served as our Director of Commercial and Legal Affairs, and since July 2011 as our Vice President of Commercial and Legal Affairs.  He will continue to serve in that capacity.  From 2003 — 2010, Mr Amoruso was employed by Devon Energy Corporation, serving as Assistant General Counsel — International Division from 2004 - 2010.  He previously worked at Shell Oil Company as Tax Counsel.   Mr. Amoruso holds an LL.M. in Taxation from the New York University School of Law, a Juris Doctorate, Masters in Business Administration, and a B.S. in Economics from the University of Houston. He is licensed to practice law in the State of Texas.

Item 5.03                                           Amendment to Articles of Incorporation or Bylaws.

As described   in Item 5.07 below, on June 25, 2013 the stockholders of the Company approved  proposals to  amend  the Company’s Certificate of Incorporation, as amended, to (a) effect a reverse stock split of the Company’s common stock, within a range of, 1-for-4 to 1-for-8, as selected by the  Company’s Board of Directors (“the “Board”) prior to filing the Certificate of Amendment, and (b) to reduce, proportionately to the split ratio selected by the Board, the total number of shares of common stock that the Company is authorized to issue.  The Board  selected a split ratio of 1-for-8.   On June 28, 2013 the Amendment to the Certificate of Incorporation was filed. The Amendment is included with this filing in Item 9.01 (d).

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 25, 2013.  This 8-K  Report discloses the voting results for all matters voted upon at the Annual Meeting.  Each of the matters voted upon at the Annual Meeting was approved by the Company’s stockholders.

As of the record date for the vote, the Company had 167,697,731 shares of common stock issued and outstanding, with each share entitled to one vote on all matters.  A brief description of the proposals voted upon at the Annual Meeting and the results of the vote for each matter are as follows:

PROPOSAL	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

Proposal 1: The election of seven directors to serve on the Board for one year terms, with all current directors nominated for re-election.
Ray Leonard	54,381,023	4,997,167
Robert A. Solberg	53,689,308	5,688,882
Herman Cohen	58,088,302	1,289,888
William O. Strange	57,064,159	2,314,031
Hon. Lord David Owen	58,076,513	1,301,677
Fred Zeidman	57,011,917	2,366,273
Ian Norbury	58,004,454	1,373,736

Proposal 2: The amendment of the Certificate of Incorporation to effect a reverse stock split	110,808,918	23,240,189	732,764	0

of the common stock, within a range of 1-for-4 to 1-for-8, as selected by the Board.

Proposal 3: The amendment of the Certificate of Incorporation to reduce, proportionately to the split ratio selected by the Board, the total number of shares of common stock that the Company is authorized to issue.	113,497,331	20,070,036	1,214,505	0

Proposal 4: The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending June 30, 2013.	131,810,863	2,671,018	299,993	0

Item 9.01           Financial  Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Hyperdynamics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: June 28, 2013	By:	/s/ Paul C. Reinbolt
	Name:	Paul C. Reinbolt
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Hyperdynamics Corporation.